EXHIBIT 10.1


            AMENDMENT TO SEPARATION AGREEMENT AND RELEASE

     This Amendment ("Amendment") to that certain Separation Agreement and Release dated December 31, 1993 (the "Agreement") is made and entered into this 31st day of March, 1994 by and between Doskocil Companies Incorporated, a Delaware corporation ("Company"), and John T. Hanes ("JH"), an individual.

     WHEREAS, the Company and JH wish to amend the above referenced Agreement in certain respects.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and JH agree as follows:

     1.  Separation.  The Effective Date shall be May 31st, 1994.

     2. 2(b) Automobile and Club Allowance. 2(b) of the Agreement is amended by the addition of the following sentence:

     In addition, a lump sum payment of $2,390 shall be payable on or about April 1, 1994.

     3. 2(c) Medical Insurance. 2(c) of the Agreement is deleted and a new paragraph 2(c) shall read as follows:

     Medical Insurance. Continued coverage equal to current coverage under the Company's group medical insurance plan for JH and his spouse until the beginning of the month following the date on which JH reaches, or would have reached, age 65.

     4. 2(f) Bonus. 2(f) of the Agreement is deleted and is hereby amended to read as follows:

     Bonus. If the relevant performance objectives described in the Doskocil Companies Incorporated Annual Incentive Plan (the "Annual Incentive Plan") are met with respect to the Company's 1994 fiscal year, then JH shall be entitled to receive, at the time incentive bonuses would ordinarily be paid to participants in the Annual Incentive Plan with respect to the 1994 plan year, an incentive bonus equal to that he would otherwise have received if he had been employed until December 31, 1994.

     5. 2(i) Reimbursement for Professional Fees. The last sentence of paragraph 2(i) of the Agreement is hereby amended to read as follows:

     Such payment by the Company shall not exceed $10,500.

     All other provisions of the Agreement shall remain in full force and effect.

Doskocil Companies Incorporated


By: (Charles I. Merrick)                (John T. Hanes)
    ____________________                _______________
     Charles I. Merrick                 John T. Hanes
     Vice President

Dated:  March 31, 1994                  Dated:  March 31, 1994